 EXHIBIT 10.13c

Execution Version

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT, TRANCHE 1

NOTES AND TRANCHE 2 NOTES

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT, TRANCHE 1 NOTES AND TRANCHE 2 NOTES (the “Amendment”), is made on August 12, 2019, by and among MEDMEN ENTERPRISES INC., a company incorporated under the laws of the Province of British Columbia (the “Company”), MM CAN USA, INC., a California corporation (“Holdings” and, with the Company, collectively, the “Borrowers”, and each a “Borrower”), each other Credit Party party hereto, the Purchasers signatory hereto (together with their successors and assigns as permitted under the Original Purchase Agreement, collectively, the “Purchasers”, and each is a “Purchaser”), and Gotham Green Admin 1, LLC, a Delaware limited liability company (the “Collateral Agent”).

RECITALS:

A. The Borrowers, the Credit Parties, certain Purchasers (the “Initial Purchasers”) and the Collateral Agent entered into a Securities Purchase Agreement on April 23, 2019 (the “Original Purchase Agreement”).

B. Pursuant to the Original Purchase Agreement, (i) the Borrowers have issued to the Initial Purchasers the Tranche 1-A Notes, (ii) the Company has issued to the Initial Purchasers the Tranche 1-A Warrants, (iii) the Borrowers have issued to the Purchasers the Tranche 1-B Notes (iv) the Company has issued to the Purchasers the Tranche 1-B Warrants; (v) the Borrowers have issued to the Purchasers certain of the Tranche 2 Notes in connection with the funding of the Tranche 2 Optional Advance; and (vi) the Company has issued to the Purchasers certain of the Tranche 2 Warrants in connection with the funding of the Tranche 2 Optional Advance.

C. The Borrowers and each Purchaser desire to amend the Original Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Original Purchase Agreement, as amended by this Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

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2. Amendments to Each Tranche 1 Note. Each Tranche 1 Note is hereby amended as follows:

(a) In the first paragraph of Section 4.1 (Optional Conversion Right), the words “$3.29 per Share” are deleted and replaced with “$2.55 per Share”.

(b) Section 4.3(a) (Accelerated Conversion Right) is amended to delete the words “$8.00 per Share” and replace such words with “$6.20 per Share.”

3. Amendments to Each Tranche 2 Note. Each Tranche 2 Note issued by the Borrowers on or prior to the date hereof is hereby amended as follows:

(a) In the first paragraph of Section 4.1 (Optional Conversion Right), the words “$2.43 per Share” are deleted and replaced with “$2.17 per Share”.

(b) Section 4.3(a) (Accelerated Conversion Right) is amended to delete the words “$8.00 per Share” and replace such words with “$6.20 per Share.”

4. Amendments to Original Purchase Agreement. The Original Purchase Agreement is hereby amended as follows:

(a) Section 1.1 is amended by deleting the definitions of “Tranche 2 Advances”, “Tranche 2 Funding Dates”, “Tranche 2 Optional Advance”, “Tranche 2 Optional Funding Date”, “Tranche 2 Required Advance” and “Tranche 2 Required Funding Date” in their entirety.

(b) The definitions of “Advances”, “Funding Date”, “Minimum Liquidity Amount”, “Notes”, “Tranche 2 Notes”, “Tranche 2-A Warrants”, “Tranche 2-B Warrants”, “Tranche 3 Advance”, “Tranche 3 Notes” and “Warrants” are hereby amended and restated in their entirety as follows:

“Advances” means, collectively, the Tranche 1 Advances, Tranche 2 Advance, Tranche 3 Advance and Tranche 4 Advance, and each is an “Advance”.

“Funding Date” means, as applicable, the Tranche 1-B Funding Date, Tranche 2 Funding Date, the Tranche 3 Funding Date or the Tranche 4 Funding Date.

“Minimum Liquidity Amount” means, (a) with respect to the Fiscal Quarter ending June 29, 2019, $15,000,000, (b) with respect to the Fiscal Quarter ending September 28, 2019, $25,000,000, (c) with respect to the Fiscal Quarters ending December 28, 2019, March 28, 2020, June 27, 2020, September 26, 2020 and December 26, 2020, $35,000,000, and (d) with respect to each Fiscal Quarter thereafter, $15,000,000.

“Notes” means, collectively, the Tranche 1 Notes, Tranche 2 Notes, Tranche 3 Notes and the Tranche 4 Notes, and each is a “Note”.

“Tranche 2 Notes” means the first priority senior secured convertible notes issued on the Tranche 2 Funding Date by the Borrowers to the Purchasers in the aggregate amount of the Tranche 2 Advance, in substantially the form attached hereto as Exhibit A, as amended, modified, supplemented or restated from time to time, together with all notes issued in substitution or exchange therefor.

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“Tranche 2-A Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 2 Funding Date to the Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 2 Advance and with an exercise price equal to one hundred thirty percent (130%) of the lesser of (a) the volume- weighted average trading price of the Shares for the twenty (20) consecutive trading days ending on the trading day prior to the Tranche 2 Funding Date (with the conversion from Canadian dollars (as reported by the CSE) to U.S. dollars being determined based on the exchange rate published by the Bank of Canada for the day immediately prior to the Tranche 2 Funding Date) and (b) the Closing Base Price, in substantially the form attached hereto as Exhibit B, as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 2-B Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 2 Funding Date to the Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 2 Advance and with an exercise price equal to one hundred fifty percent (150%) of the lesser of (a) the volume-weighted average trading price of the Shares for the twenty (20) consecutive trading days ending on the trading day prior to the Tranche 2 Funding Date (with the conversion from Canadian dollars (as reported by the CSE) to U.S. dollars being determined based on the exchange rate published by the Bank of Canada for the day immediately prior to the Tranche 2 Funding Date) and (b) the Closing Base Price, in substantially the form attached hereto as Exhibit B, as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 3 Advance” means the aggregate amount funded by the Purchasers to the Borrowers on the Tranche 3 Funding Date, which shall equal $50,000,000.

“Tranche 3 Notes” means the first priority senior secured convertible notes issued on the Tranche 3 Funding Date by the Borrowers to the Purchasers in the aggregate principal amount of the Tranche 3 Advance plus an aggregate amount of $18,750,000 (which $18,750,000 shall be issued as original issue discount with respect to such Notes (the “Tranche 3 OID”)), in substantially the form attached hereto as Exhibit A, provided, however, that the Tranche 3 Notes shall provide that the Tranche 3 OID portion of the principal amount thereof and all unpaid accrued interest thereon shall be automatically canceled in the event that either: (a) the Obligations (excluding the Tranche 3 OID portion of all Notes) are paid in full (including all applicable fees and premiums) in cash, whether by prepayment or when due, at maturity or otherwise, or (b) (i) the Holders have converted any portion of the Obligations under the Notes and (ii) the price per Share when such conversion occurs is at least $2.95. “Tranche 3 Notes” refers to such notes as amended, modified, supplemented or restated from time to time, together with all notes issued in substitution or exchange therefor.

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“Warrants” means, collectively, the Tranche 1 Warrants, Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants, and each is a“Warrant”.

(c)The following definitions are hereby added to Section 1.1 in alphabetical order:

“20% Test Senior Debt to Market Capitalization Ratio” means, as of the applicable determination date, the ratio of (a) the sum of all Advances made under this Agreement, less the sum of all repayments in cash which were applied toward the principal amount of the Notes, to (b) the 20% Test Market Capitalization.

“20% Test Market Capitalization” means, as of any date, the amount equal to the price per Share multiplied by the number of the aggregate issued and outstanding Shares determined on an as-converted and as-exercised basis (therefore, including securities issued by a Credit Party which are convertible into or redeemable for Shares, and warrants and stock options exercisable for Shares, in each case which are in the money as of the date of determination), less the sum of (a) the gross proceeds raised from the issuance of any Shares in connection with the 2019 Equity Issuance, (b) the gross proceeds raised from any Shares issued in connection with the Liquidity Cure (including Shares issuable upon the exercise or conversion of unsecured convertible securities issued in connection with the Liquidity Cure) to the extent such Shares were issued under Section 8.22(d), and (c) the gross proceeds raised under any Incremental ATM Program.

“2019 Equity Issuance” means Company’s issuance of Shares at a price equal to $2.05 per Share in an aggregate amount up to $30,000,000.

“At-the-Money Programs” means the “at the market” equity financing program with Canaccord Genuity Corp. in existence as of the First Amendment Effective Date (the “Canaccord ATM Program”), and any “at the market” or similar equity issuance programs implemented as a renewal, supplement or replacement of such program, including programs that are implemented by the Resulting Issuer; provided, in each event the proceeds received from such financing program or programs shall not to exceed the aggregate amount equal to the proceeds available under the Canaccord ATM Program plus $40,000,000 (the program(s) permitting such additional $40,000,000 in proceeds is the “Incremental ATM Program”).

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“First Amendment” means that certain First Amendment to Securities Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes, dated as of August 12, 2019, by and among the Borrowers, the other Credit Parties party thereto, the Purchasers party thereto and the Collateral Agent.

“First Amendment Effective Date” means August 12, 2019.

“Liquidity Cure” shall have the meaning ascribed to it in Section 7.19(a).

“Tranche 2 Advance” means the aggregate amount funded by the Purchasers to the Borrowers on the Tranche 2 Funding Date, which shall equal $25,000,000.

“Tranche 2 Funding Date” means the date on which the Tranche 2 Advance is made.

“Tranche 4 Advance” means the aggregate amount funded by the Purchasers to the Borrowers on the Tranche 4 Funding Date, which shall equal $75,000,000.

“Tranche 4 Funding Date” means the date on which the Tranche 4 Advance is made.

“Tranche 4 Notes” means the first priority senior secured convertible notes issued on the Tranche 4 Funding Date by the Borrowers to the Purchasers in the aggregate amount of the Tranche 4 Advance, in substantially the form attached hereto as Exhibit A, as amended, modified, supplemented or restated from time to time, together with all notes issued in substitution or exchange therefor.

“Tranche 4 Warrants” means, collectively, the Tranche 4-A Warrants and Tranche 4-B Warrants, and each is a “Tranche 4 Warrant”.

“Tranche 4-A Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 4 Funding Date to the Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 4 Advance and with an exercise price equal to one hundred thirty percent (130%) of the Accordion Base Price, in substantially the form attached hereto as Exhibit B, as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 4-B Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 4 Funding Date to the Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 4 Advance and with an exercise price equal to one hundred fifty percent (150%) of the Accordion Base Price, in substantially form attached hereto as Exhibit B, as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

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(d) The references to “Tranche 3 Funding Date” in the definitions of “Material Adverse Effect” and “Material Real Property” and Section 7.3(g) of the Original Purchase Agreement are hereby replaced with “Tranche 4 Funding Date”.

(e) Section 2.2(c) through (e) is hereby amended and restated as follows:

“(c) Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the Credit Parties set forth herein and in the other Operative Documents, on the Tranche 2 Funding Date, the Borrowers shall sell to the Purchasers Tranche 2 Notes with an aggregate principal amount equal to the Tranche 2 Advance, and the Company shall sell the Tranche 2 Warrants to the Purchasers in proportion to the Tranche 2 Advance, respectively, for an aggregate amount equal to the Tranche 2 Advance.

(d) Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the Credit Parties set forth herein and in the other Operative Documents, on the Tranche 3 Funding Date, the Borrowers shall sell to the Purchasers Tranche 3 Notes with an aggregate principal amount equal to the Tranche 3 Advance, and the Company shall sell the Tranche 3 Warrants to the Purchasers in proportion to the Tranche 3 Advance, respectively, for an aggregate amount equal to the Tranche 3 Advance.

(e) Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the Credit Parties set forth herein and in the other Operative Documents, on the Tranche 4 Funding Date, the Borrowers shall sell to the Purchasers the Tranche 4 Notes and the Company shall sell the Tranche 4 Warrants to the Purchasers, respectively, for an aggregate amount equal to the Tranche 4 Advance.”

(f) The third, fourth and fifth sentences of Section 3.2(a) are hereby amended and restated as follows:

“On the Tranche 2 Funding Date, subject to the terms and conditions herein, (x) the Borrowers and the Company will deliver the Tranche 2 Notes with an aggregate principal amount equal to the Tranche 2 Advance, and Tranche 2 Warrants with respect to the Tranche 2 Advance, respectively, and (y) the Purchasers will pay the Tranche 2 Advance to the Borrowers and the Company by wire transfer to accounts designated by the Borrowers and Company prior to the Tranche 2 Funding Date. On the Tranche 3 Funding Date, subject to the terms and conditions herein, (I) the Borrowers and the Company will deliver the Tranche 3 Notes with an aggregate principal amount equal to the Tranche 3 Advance, and Tranche 3 Warrants with respect to the Tranche 3 Advance, respectively, and (II) the Purchasers will pay the Tranche 3 Advance to the Borrowers and the Company by wire transfer to accounts designated by the Borrowers and Company prior to the Tranche 3 Funding Date. On the Tranche 4 Funding Date, subject to the terms and conditions herein, (A) the Borrowers and the Company will deliver the Tranche 4 Notes and Tranche 4 Warrants, respectively, and (B) the Purchasers will pay the Tranche 4 Advance to the Borrowers and the Company by wire transfer to accounts designated by the Borrowers and the Company prior to the Tranche 4 Funding Date.”

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(g) Clause (b)(ii) of Section 3.2(b) is amended and restated as follows:

“(ii) the rights to acquire the Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants, on the other hand, will be allocable to the Tranche 1 Warrants and the right to acquire the Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants”

(h) Section 4.3 is hereby amended and restated as follows:

“4.3 Accordion Advances. The Purchasers shall make the Tranche 2 Advance, Tranche 3 Advance and Tranche 4 Advance subject to the fulfillment on or prior to the applicable Funding Date of each of the following conditions, as applicable to each such Advance, in each case, in a manner, form and substance reasonably satisfactory to the Purchasers:

(a) With respect to the Tranche 3 Advance and Tranche 4 Advance, the Borrowers shall have notified the Purchasers of their desire to draw the applicable Advance at least ninety (90) days prior to the proposed Funding Date, which notice shall be in writing signed by a Responsible Officer of the Company and each other Borrower, specify the proposed Funding Date and provide evidence reasonably satisfactory to the Purchasers that the Company has satisfied the applicable condition set forth in this Section 4.3; provided that, the Purchasers may in their sole discretion fund the applicable Advance at any time after receiving such notice, but no later than ninety (90) days following their receipt thereof and in any event subject to the satisfaction or the Purchasers’ waiver of each applicable condition in this Section 4.3;

(b) The Tranche 3 Funding Date shall be no earlier than December 22, 2019 but no later than the date that is twelve (12) months prior to the Maturity Date;

(c) The Tranche 4 Funding Date shall be no earlier than the date that is six (6) months after the Tranche 3 Funding Date but no later than the date that is twelve (12) months prior to the Maturity Date;

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(d) The Borrowers and the Company, respectively, shall have delivered the Tranche 2 Notes and Tranche 2 Warrants to the Purchasers on the Tranche 2 Funding Date, the Tranche 3 Notes and Tranche 3 Warrants to the Purchasers on the Tranche 3 Funding Date, and the Tranche 4 Notes and Tranche 4 Warrants to the Purchasers on the Tranche 4 Funding Date;

(e) The 20% Test Senior Debt to Market Capitalization Ratio shall be no greater than 0.2 as of the Tranche 3 Funding Date and the Tranche 4 Funding Date, provided that (i) in the event the 20% Test Senior Debt to Market Capitalization Ratio is greater than 0.2, the applicable Funding Date may, in the Majority Holders’ discretion, be extended until the 20% Test Senior Debt to Market Capitalization Ratio is less than or equal to 0.2 (but such extension shall be for no more than 30 days), and (ii) if the Majority Holders do not grant such extension or if the 20% Test Senior Debt to Market Capitalization Ratio remains greater than 0.2 during such 30-day period, then the Borrowers may request the Tranche 3 Advance or Tranche 4 Advance, in each such case on one or more later date(s) without limitation, so long as all conditions are met with respect to such Advance as if such Advance had never been requested prior thereto; provided, that in such case the Borrowers may re-request the Advance on at least thirty (30) days notice (instead of at least 90 days notice) prior to the applicable Funding Date. For clarity, if the 20% Test Senior Debt to Market Capitalization Ratio is greater than 0.2 as of an applicable Funding Date, such event shall not constitute an Event of Default for purposes of Section 9.1 hereof.

(f) The representations and warranties of the Credit Parties contained in ARTICLE V hereof and in the other Operative Documents shall be true and correct as of the applicable Funding Date as if made on the applicable Funding Date (except to the extent expressly made as of a prior date (other than the Closing Date, which shall be read to be the Funding Date), in which case such representations and warranties shall be true and correct as of such earlier date), with exceptions to the foregoing being disclosed to the Purchasers in the form of updated Schedules to this Agreement; provided that any such exception does not represent a change occurring since the Closing Date, or an event or circumstance which the Credit Parties failed to disclose in the Schedules hereto on the Closing Date, that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(g) Each Credit Party shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it on or prior to the applicable Funding Date (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Purchasers have waived in writing), and, to the extent that any schedules hereto are incomplete or inaccurate as of the applicable Funding Date, the Credit Parties shall deliver updated schedules;

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(h) No Event of Default shall have occurred and be continuing, or would result from, the making of the applicable Advance or from the application of proceeds therefrom;

(i) To the extent that the Perfection Certificate last delivered to Purchasers by the Credit Parties is incomplete or inaccurate as of the applicable Funding Date, the Credit Parties shall execute and deliver to the Purchasers an updated Perfection Certificate on or before the applicable Funding Date;

(j) The Company and the other Borrowers shall have executed and delivered to the Purchasers a certificate executed by a Responsible Officer of the Company and the other Borrowers, dated as of the applicable Funding Date, as to the satisfaction of the applicable conditions set forth in this Section 4.3; and

(k) Any share price set out in this Agreement shall be subject to adjustment from time to time in the same manner as is set out in Section 4.5 of the Notes with respect to the Conversion Price.”

(i) Section 7.1(b)(ii) is hereby amended and restated as follows:

“(ii) as soon as available, but not later than sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or about September 30, 2019, a copy of the unaudited consolidated statement of financial position of the Company and its Subsidiaries as of the end of such Fiscal Quarter, and the related unaudited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, and setting forth in each case comparisons to the corresponding periods in the preceding Fiscal Year all certified on behalf of the Company by an appropriate Responsible Officer as fairly presenting, in all material respects, in accordance with IFRS or GAAP, as applicable, the financial position and the results of operations of the Company and its Subsidiaries on a consolidated basis, subject to normal year-end adjustments and absence of footnote disclosure; and”

(j) Section 7.2(d) is hereby amended and restated as follows:

“(d) within fifteen (15) days prior to the commencement of each Fiscal Quarter, a reasonably detailed capital expenditure budget of the Company and all of its Subsidiaries approved by the chief executive officer and chief financial officer of the Company (each is a “Capital Budget”), and within five (5) days thereafter (or such later date agreed upon by the Holders), such officers of the Company shall present each such Capital Budget in person or by telephonic conference to representatives of the Holders.”

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(k) Section 7.3 is amended to remove the word “and” from the end of clause (m) thereof, replace the “.” at the end of clause (n) thereof with “; and”, and insert a new clause (o) as follows:

“(o) no later than five (5) days prior to making or no later than one (1) day prior to entering into a written binding commitment to make (whichever is earlier) any expenditure which would, either on its own or in combination with other expenditures, cause an increase to any current Capital Budget in excess of fifteen percent (15%) of the aggregate expenditures set forth on such Capital Budget, notify the Holders in writing of all such expenditures causing such increase; provided, however, that upon such notice of the contemplated making of such expenditure (or agreement to make such expenditure) the Capital Budget shall be deemed to have increased by the amount such expenditure or combination of expenditures exceeded the amount set forth in the prior Capital Budget.”

(l) Section 7.19(a) is hereby amended and restated as follows:

“(a) Minimum Liquidity. Commencing on the Tranche 1-B Funding Date, the Company and the Borrowers and their respective Subsidiaries on a consolidated basis shall at all times maintain Unencumbered Liquid Assets with a value greater than or equal to the applicable Minimum Liquidity Amount. If the Credit Parties fail to satisfy the Minimum Liquidity Amount, the Company or MM CAN USA, Inc. may cure such failure by issuing shares and/or unsecured convertible securities (notwithstanding any prohibition of such issuance under Section 8.22; provided, for purposes of Section 8.22 such amount does not exceed $20,000,000), provided, however, that (i) such cure option may be exercised only one time while any of the Obligations remain outstanding, and (ii) such cure option must be exercised, and the securities issuance completed, no later than the date that is thirty (30) days after the date the Credit Parties failed to satisfy the Minimum Liquidity Amount (the cure right set forth in this sentence is referred to as the “Liquidity Cure”).”

(m) Section 7.19(b) is hereby amended by deleting “March 28, 2020” and replacing it with “March 27, 2021”.

(n) A new Section 8.22 shall be added to the end of Article VIII, as follows:

“8.22 Limitations on Issuances of Equity and Convertible Securities.

At any time during the eighteen (18) month period after the First Amendment Effective Date if the Obligations under the Notes are outstanding, issue or sell any new Equity Interests, including, without limitation, shares, or any security convertible into or exercisable for shares, with respect to which the price per share, membership interest or partnership interest (or, in the case of Equity Interests coupled with options or warrants, the per share price implied by the per unit price for such issuance or sale) is (or, if not a Share, the implied price per Share is) less than the highest “Optional Conversion Price” (as defined in each Note) available under outstanding Notes issued by the Borrowers in connection with any Advance made in the eighteen (18)- month period following the First Amendment Effective Date (such an issuance is a “Down-Round”); provided, however, that the foregoing limitation on Down-Rounds excludes (a) the exercise, conversion or redemption of any securities of any Credit Party existing as of the First Amendment Effective Date, and the issuance of any Shares or other securities pursuant to obligations in effect or contemplated as of the First Amendment Effective Date, in each case as set forth on Schedule 8.22(a) to the Purchase Agreement, (b) Shares issued in connection with the 2019 Equity Issuance, (c) Shares issued in a Down-Round pursuant to At-the-Money Programs, provided, however, that any Down-Round issuance pursuant to an Incremental ATM Program shall be permitted during such period only (i) after January 1, 2020, and (ii) if at the time of such issuance, the Company and its Subsidiaries have not spent, and have not committed to spend in any binding Contractual Obligation, more than one hundred ten percent (110%) of the capital budget set forth on Schedule 8.22(c) to the Purchase Agreement, in the aggregate (d) Equity Interests issued in connection with the Liquidity Cure for an amount not to exceed $20,000,000 in the aggregate; (e) Equity Interests issued by reason of a dividend, stock split, redemption, split-up or other distribution of Equity Interests not otherwise prohibited by this Agreement; and (f) Equity Interests issued to employees, directors, consultants, advisors or other third parties in exchange for the provision of goods or services to the Company or its Subsidiaries, or as part of their compensation, to the extent not otherwise prohibited by this Agreement.”

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(o) To the extent not otherwise addressed in the amendments set forth herein, the Original Purchase Agreement is hereby amended to replace all references to “Tranche 3” with “Tranche 4” and to replace all references to “Tranche 2” with “Tranche 3”.

(p) The form of Note set forth on Exhibit A to the Original Purchase Agreement is hereby amended by replacing it in its entirety with the form of Note attached to this Amendment as Exhibit A.

5.Conditions to Effectiveness of Amendment. This Amendment shall be effective as of the First Amendment Effective Date subject only to the satisfaction of each of the following conditions:

(a) The Purchasers shall have received this Amendment, duly executed by the Credit Parties, the Purchasers and the Collateral Agent.

(b) As of the First Amendment Effective Date, and giving effect to the First Amendment and the 2019 Equity Issuance;

(i) no Event of Default shall have occurred and be continuing;

(ii) the representations and warranties of the Credit Parties contained in ARTICLE V of the Original Purchase Agreement and in the other Operative Documents shall be true and correct as of the First Amendment Effective Date as if made on the First Amendment Effective Date (except to the extent expressly made as of a prior date (other than the Closing Date, which shall be read to be the First Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), with exceptions to the foregoing being disclosed to the Purchasers in the form of updated Schedules to the Purchase Agreement; and

(iii) each Credit Party shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it on or prior to the First Amendment Effective Date (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Purchasers have waived in writing), and, to the extent that any schedules hereto are incomplete or inaccurate as of the First Amendment Effective Date, the Credit Parties shall deliver updated schedules.

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(c) The Collateral Agent and each Purchaser shall have received payment for all fees, expenses and costs incurred and payable under Section 7.14 of the Original Purchase Agreement and the Fee Letter.

6. Survival and Reaffirmation. By execution hereof, the Company, the Borrower and each other Credit Party respectively agrees as follows:

(a) That, except as herein modified or amended, all terms, conditions, covenants, representations and warranties contained in the Operative Documents, as amended, shall remain in full force and effect, and that each of the undersigned hereby acknowledges this Amendment.

(b) That the liability of the Borrowers and each other Credit Party howsoever arising or provided for in the Original Purchase Agreement, the Notes and the other Operative Documents, as hereby modified or amended, is hereby reaffirmed.

(c) That this Amendment does not constitute nor should it be construed as a waiver of any current or future defaults of either Borrower or any other Credit Party under any Operative Document, including without limitation, defaults of any financial covenants (as amended hereby) to be maintained by the Credit Parties, or of any Holder’s right to enforce all of its rights and remedies whether now or in the future.

7. Reaffirmation of Guaranty. By signing this Amendment, the Company and each Guarantor hereby extends, reaffirms, ratifies and confirms its guaranty of the Obligations (each is a “Guaranty”) in its entirety and hereby ratifies and confirms that:

(a) such Guaranty and all other Operative Documents remain in full force and effect in accordance with its terms; (b) there are no defenses, setoffs or counterclaims with respect thereto; and (c) such Guaranty continues to guaranty the Obligations of the Borrowers under the Operative Documents in accordance with its terms.

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8. Representations and Warranties of the Credit Parties. The Borrowers and each other Credit Party hereby represents and warrants to the Purchasers as follows:

(a) No default, Event of Default or event of acceleration under any Operative Document, as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default, an Event of Default or event of acceleration under any Operative Document, as modified herein, has occurred and is continuing.

(b) There has been no material adverse change in the financial condition of the Credit Parties, taken as a whole, or any other person whose financial statement has been delivered to Purchasers in connection with the Obligations from the most recent financial statements received by Purchasers.

(c) None of the Credit Parties has any claims, counterclaims, defenses or set-offs with respect to the Obligations or any other Operative Document, as modified herein.

(d) The Operative Documents, as modified herein, are the legal, valid and binding obligations of the Borrowers and each other Credit Party, as applicable, enforceable against such party in accordance with their terms.

9. Operative Document. This Amendment is for all purposes an “Operative Document” as defined in the Original Purchase Agreement, and all references to the “Agreement”, “Notes”, “Tranche 1 Notes” and “Tranche 2 Notes” in the Original Purchase Agreement shall include and incorporate this Amendment, as applicable.

10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:		HOLDINGS:

MEDMEN ENTERPRISES INC. a company incorporated under the laws of the Province of British Columbia		MM CAN USA, INC. a California corporation

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

OTHER CREDIT PARTIES: MM Enterprises USA, LLC a Delaware limited liability company

By: MM CAN USA, Inc., a California corporation, its Manager

By:	(signed) “Adam Bierman”
Name:	Adam Bierman
Its:	CEO

MMOF Vegas Retail, Inc. a Nevada corporation

By:	(signed) “Adam Bierman”
Name:	Adam Bierman
Its:	CEO

14

MMOF Vegas, LLC		MMNV2 Holdings I, LLC
a Nevada limited liability company		a Nevada limited liability company

By: MM Enterprises USA, LLC,		By: MM Enterprises USA, LLC,
Its Sole Member		Its Sole Member

By: MM CAN USA, Inc., a California corporation, its Manager		By: MM CAN USA, Inc., a California corporation, its Manager

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

MMOF Fremont Retail, Inc. a Nevada corporation		MMNV2 Holdings V, LLC a Nevada limited liability company

By:	(signed) “Adam Bierman”	By: MM Enterprises USA, LLC,
Name:	Adam Bierman	Its Sole Member
Its:	CEO
By: MM CAN USA, Inc.,
MMOF Fremont, LLC		a California corporation,
a Nevada limited liability company		its Manager

By: MM Enterprises USA, LLC,		By:	(signed) “Adam Bierman”
Its Sole Member		Name:	Adam Bierman
		Its:	CEO
By: MM CAN USA, Inc.,
a California corporation,		Manlin DHS Development, LLC
its Manager		a Nevada limited liability company

By:	(signed) “Adam Bierman”	By: MM Enterprises USA, LLC,
Name:	Adam Bierman	Its Sole Member
Its:	CEO
By: MM CAN USA, Inc.,
a California corporation,
its Manager

		By:	(signed) “Adam Bierman”
		Name:	Adam Bierman
		Its:	CEO

15

Desert Hot Springs Green Horizons, Inc. a California corporation		MME MFDST, Inc. a California corporation

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

NVGN RE Holdings, LLC a Nevada limited liability company		MME GNTX, LLC a California limited liability company

By: MM Enterprises USA, LLC, Its Sole Member		By: MM Enterprises USA, LLC, Its Sole Member

By: MM CAN USA, Inc., a California corporation, its Manager		By: MM CAN USA, Inc., a California corporation, its Manager

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

MME Florida, LLC a Florida limited liability company		ICH California Holdings Ltd. a California corporation

By: MM Enterprises USA, LLC,		By:	(signed) “Adam Bierman”
Its Sole Member		Name:	Adam Bierman
		Its:	CEO
By: MM CAN USA, Inc.,
a California corporation,		Rochambeau, Inc.
its Manager		a California corporation

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

MME Culver Retail, Inc. a California corporation

By:	(signed) “Adam Bierman”
Name:	Adam Bierman
Its:	CEO

16

MME Mountain View, Inc. a California corporation		The Source Santa Ana a California corporation

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

MME Pasadena Retail, Inc. a California corporation		MMOF Santa Monica, Inc. a California corporation

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

Medmen South Lake Tahoe, LLC a California limited liability company		MMOF SM, LLC a California limited liability company

By: MM Enterprises USA, LLC, Its Sole Member		By: MM Enterprises USA, LLC, Its Sole Member

By: MM CAN USA, Inc., a California corporation, its Manager		By: MM CAN USA, Inc., a California corporation, its Manager

By:	(signed) “Adam Bierman”	By:	(signed) “Adam Bierman”
Name:	Adam Bierman	Name:	Adam Bierman
Its:	CEO	Its:	CEO

Sure Felt LLC a California limited liability company

By: MM Enterprises USA, LLC, Its Sole Member

By: MM CAN USA, Inc., a California corporation, its Manager

By:	(signed) “Adam Bierman”
Name:	Adam Bierman
Its:	CEO

17

PURCHASERS:		COLLATERAL AGENT:

GOTHAM GREEN FUND 1, L.P.		GOTHAM GREEN ADMIN 1, LLC
By: Gotham Green GP 1, LLC
Its: General Partner

By:	(signed) “Jason Adler”	By:	(signed) “Jason Adler”
Name:	Jason Adler	Name:	Jason Adler
Its:	Managing Member	Its:	Managing Member

GOTHAM GREEN FUND 1 (Q), L.P. By: Gotham Green GP 1, LLC Its: General Partner

By:	(signed) “Jason Adler”
Name:	Jason Adler
Title:	Managing Member

GOTHAM GREEN FUND II, L.P. By: Gotham Green GP II, LLC Its: General Partner

By:	(signed) “Jason Adler”
Name:	Jason Adler
Title:	Managing Member

GOTHAM GREEN FUND II (Q), L.P. By: Gotham Green GP II, LLC Its: General Partner

By:	(signed) “Jason Adler”
Name:	Jason Adler
Title:	Managing Member

GOTHAM GREEN PARTNERS SPV IV, L.P. By: Gotham Green Partners SPV IV GP, LLC Its: General Partner

By:	(signed) “Jason Adler”
Name:	Jason Adler
Title:	Managing Member

18

PURA VIDA MASTER FUND, LTD. By: Pura Vida Investments, LLC, its Investment Manager

By:	(signed) “Efrem Kamen”
Name:	Efrem Kamen
Its:	Managing Member

PURA VIDA PRO SPECIAL OPPORTUNITY MASTER FUND, LTD. By: Pura Vida Pro, LLC, its Investment Manager

By:	(signed) “Efrem Kamen”
Name:	Efrem Kamen
Title:	Managing Member

19

EXHIBIT A

Form of Note

See attached.

Form of Note

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 20    .1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

MEDMEN ENTERPRISES INC. MM CAN USA, INC.

SENIOR SECURED CONVERTIBLE NOTE

Tranche __________	Date: [●], 20

ARTICLE 1

PRINCIPAL AND INTEREST

1.1

Promise to Pay

FOR VALUE RECEIVED, the undersigned, MEDMEN ENTERPRISES INC., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), and MM CAN USA, INC., a California corporation (the “US Borrower” and, with the Company, collectively, the “Borrowers”, and each a “Borrower”)2, jointly and severally, each hereby acknowledges itself indebted to and promises to pay to the order of [●], a [●], and its successors and permitted assigns (the “Holder” or “Purchaser”) on the earlier of (the “Maturity Date”) (a) the later of (i) the three (3) year anniversary of the Closing Date (the “Initial Maturity Date”), (ii) the date that is twelve (12) months after the three (3) year anniversary of the Closing Date, if extended by the Borrowers in accordance with Section 3.2 hereof (the “Extended Maturity Date”), or (iii) the date that is twelve (12) months after any extension resulting from a forced conversion of the Obligations in accordance with Section 4.3(b) hereof; provided that, notwithstanding the foregoing or anything to the contrary in the Operative Documents, the Maturity Date shall be no later than the four (4) year anniversary of the Closing Date, and (b) such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the provisions of this senior secured convertible note (this “Note”), the principal amount of [●] dollars in lawful money of the United States (together with all Interest accrued and paid in kind under Section 3.3(a), collectively, the “Principal Amount”) and to accrue interest (“Interest”) on the Principal Amount outstanding from time to time at the Applicable Interest Rate (as hereinafter defined) until the Principal Amount of the Note is repaid in full in accordance with its terms.

________________

1 Insert date that is four months and one day after issuance.

2 Insert any new borrowers joined to the Securities Purchase Agreement since the Closing Date.

1

The Borrowers shall pay Interest in accordance with Section 3.3. Any Obligations (as defined in the Securities Purchase Agreement, defined below) arising out of this Note, including without limitation the Principal Amount and the Interest, shall be referred to herein as the “Obligations”. The Holder acknowledges that this Note is one of a series of notes of substantially identical terms and conditions (other than the Optional Conversion Price, which may differ) (collectively, the “Notes”) issued by the Borrowers to the Holder and other holders (such holders with the Holder, collectively, the “Holders”) under the terms of the Securities Purchase Agreement.

ARTICLE 2

INTERPRETATION AND GENERAL PROVISIONS

2.1 Interpretation

Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Securities Purchase Agreement dated April 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among the Holders, the Borrowers, the other Credit Parties party thereto and the Collateral Agent providing for, inter alia, the purchase of this Note by the Holder.

2.2 Plurality and Gender

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing Persons shall include firms and corporations and vice versa.

2.3 Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

2.4 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5 Currency

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

2

ARTICLE 3

PAYMENT OF PRINCIPAL AND INTEREST

3.1 The Obligations shall be due and payable without deduction or withholding for taxes of any kind or nature, except to the extent required by applicable law, immediately on the earlier of:

(a)	the Maturity Date; and

(b)	the occurrence and continuance of an Event of Default (as hereinafter defined).

3.2 The Borrowers have the right to extend the Initial Maturity Date by twelve (12) months at their sole option, provided that:

(a)	the Initial Maturity Date is extended with respect to all Notes then outstanding;

(b)	the Borrowers notify the Holders in writing at least sixty (60) days prior to the Initial Maturity Date; and

(c)	on or prior to the Initial Maturity Date the Borrowers pay to the Holders a fee equal to one percent (1.0%) of the principal amount outstanding under all Notes then outstanding by wire transfer of immediately available funds to the account(s) designated by the Holders.

The Borrowers have the right to extend the Initial Maturity Date to the Extended Maturity Date under this Section 3.2 after any exercise of the Accelerated Conversion Right, such that the Maturity Date of the remaining Notes may be extended as a result of the exercise of the rights in this Section 3.2, subject to the limits in Section 4.3.

3.3 Interest shall accrue at the Applicable Interest Rate and shall be calculated on the basis of the actual days elapsed in the period for which such Interest is to accrue and on the basis of a year of 360 days. The Borrowers shall pay Interest on each Interest Payment Date as follows:

(a)	Interest due on any Interest Payment Date prior to the one year anniversary of the Closing Date shall accrue and may, at the Borrower’s option upon written notice to Holder, either (i) be added to the Principal Amount, with such amount accruing Interest as part of the Principal Amount of the Obligations, and such interest paid in kind shall be payable on the date that all remaining Principal Amount is due and payable pursuant hereto, or (ii) be paid in cash in arrears to the Holder, by wire transfer of immediately available funds to the account designated by Holder from time to time; and

(b)	Interest due on any Interest Payment Date on or after the one year anniversary of the Closing Date shall be paid in cash in arrears to the Holder, by wire transfer of immediately available funds to the account designated by Holder from time to time.

3.4 For purposes of this Note, the following terms shall have the definitions set forth in this Section 3.4:

3

(a)	“Applicable Interest Rate” means, as of any date, LIBOR plus six percent (6.0%) per annum.

(b)	“Interest Payment Date” means the last Business Day of each month, with the first Interest Payment Date occurring on [●].[3]

(c)

“Interest Period” means, with respect to periods in which clause (ii) of the definition of LIBOR applies, the period beginning on the day after the applicable Interest Payment Date and ending on the next Interest Payment Date.

(d)	“LIBOR” means the greater of (i) 2.5% and (ii) for any Interest Period, the rate equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or any other commercially available source providing quotations of such rate as designated by the Holder from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that in no event shall such rate be less than zero or exceed four percent (4.0%); and provided further, that if a rate determined under clause (ii) is not available at such time for such Interest Period, the parties will work in good faith to agree upon an alternative floating rate.

ARTICLE 4

CONVERSION

4.1 Optional Conversion Right

The Holder has the right (the “Optional Conversion Right”), from time to time and at any time on or prior to 5:00 p.m. (Toronto time) on the earlier of the Business Day immediately preceding (i) the Maturity Date and (ii) the date fixed for redemption of this Note in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount plus, at the Holder’s option, all accrued and unpaid Interest with respect to such Principal Amount and any unpaid fees, into Class B Subordinate Voting Shares of the Company (the “Shares”), at a price equal to $[●]4 per Share (the “Optional Conversion Price”).

Notwithstanding any other provision of this Agreement, the Optional Conversion Right shall not be exercisable by the Holder (collectively, “Holder Related Parties”) to the extent that, after giving effect to such conversion, the Holder Related Parties would beneficially own or have a right to acquire shares of the Company that, in aggregate, represent: (i) twenty five percent (25%) or more of the votes that could be cast at the annual meeting of the shareholders of the Company; or (ii) twenty five percent (25%) or more of the fair market value of the issued and outstanding shares of the Company at such time.

----

3 Insert last Business Day of the month in which the Note is issued.

4 For Tranche 1-A and Tranche 1-B Notes, insert $2.55. For Tranche 2 Notes, Tranche 3 Notes and Tranche 4 Notes, insert the lesser of (a) the VWAP (as defined herein) for the twenty (20) consecutive trading days prior to the date the Borrowers requested the applicable Advance, (b) the VWAP (as defined herein) for the twenty (20) consecutive trading days prior to the applicable Funding Date and (iii) $2.55.

4

4.2 Exercise of Optional Conversion Right

The Optional Conversion Right may be exercised by the Purchaser by completing and signing a notice of conversion in a form reasonably acceptable to the Company and the Purchaser (the “Optional Conversion Notice”) and delivering the Optional Conversion Notice and this Note to the Borrowers. The Optional Conversion Notice shall provide that the Optional Conversion Right is being exercised, shall specify the amount being converted, and shall set out the date (the “Optional Conversion Issue Date”) on which Shares are to be issued upon the exercise of the Optional Conversion Right (such date to be no earlier than five (5) Business Days and no later than ten (10) Business Days after the day on which the Optional Conversion Notice is delivered to the Borrowers). The conversion shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within ten (10) Business Days after the Optional Conversion Issue Date, a certificate or other evidence of ownership for the required number of Shares shall be issued to the Purchaser. If less than all of the Principal Amount of this Note is the subject of the Optional Conversion Right, then within ten (10) Business Days after the Optional Conversion Issue Date, the Borrowers shall deliver to the Purchaser a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof and any unconverted portion of any accrued and unpaid Interest and fees, and this Note shall be cancelled. If the Optional Conversion Right is being exercised in respect of the entire Principal Amount of this Note (and, if applicable, all accrued and unpaid Interest and fees), this Note shall be cancelled.

4.3 Accelerated Conversion Right

(a)	If the volume weighted average trading price (“VWAP”) of the Shares on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Shares are listed or quoted for trading) (the “Exchange”) for twenty (20) consecutive trading days equals or exceeds $6.20 per Share (the “Forced Conversion Price”), the Borrowers shall thereafter have the right (the “Accelerated Conversion Right”) to require the Holder to convert up to seventy five percent (75%) of the Principal Amount then outstanding under this Note, plus, at the Holder’s option, all accrued and unpaid Interest and fees (the “Accelerated Conversion”), in exchange for Shares at the Forced Conversion Price.

(b)	If the Accelerated Conversion Right is exercised in accordance with Section 4.4 and results in the conversion to Shares of seventy five (75%) of the then-outstanding principal amount under all of the Notes in the aggregate, then the term of this Note shall be extended such that the “Maturity Date” shall thereafter be the later of (i) the Initial Maturity Date or Extended Maturity Date, as applicable, and (ii) the one year anniversary of the Accelerated Conversion Issue Date (as hereinafter defined), provided that, notwithstanding the foregoing or anything to the contrary in the Operative Documents, the Maturity Date shall be no later than the four (4) year anniversary of the Closing Date.

5

4.4 Exercise of Accelerated Conversion Right

The Accelerated Conversion Right may be exercised by the Borrowers by completing and signing a notice of conversion in a form reasonably acceptable to the Company and the Holders (the “Accelerated Conversion Notice”) and delivering the Accelerated Conversion Notice to the Purchaser. The Accelerated Conversion Notice shall provide that the Accelerated Conversion Right is being exercised, shall specify the amount being converted, and shall set out the date (the “Accelerated Conversion Issue Date”) on which Shares are to be issued upon the exercise of the Accelerated Conversion Right (such date to be no earlier than thirty (30) days after the day on which the Accelerated Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Accelerated Conversion Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within ten (10) Business Days after the Accelerated Conversion Issue Date, a certificate or other evidence of ownership for the required number of Shares shall be issued to the Purchaser. In addition, within ten (10) Business Days after the Accelerated Conversion Issue Date, the Borrowers shall deliver to the Purchaser a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof and any unconverted portion of any accrued and unpaid Interest and fees, and this Note shall be cancelled.

4.5 Adjustment of Conversion Price

The Optional Conversion Price or Forced Conversion Price, as applicable (each of which is referred to in this Section 4.5 as the “Conversion Price”), in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Maturity Date, the Company shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(iii)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(iv)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.5(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.5(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.5(a) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.5(b) and (g); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

6

(b)	as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.5(b) as the “Per Share Cost”), the Borrowers shall give written notice to the Purchaser with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Purchaser shall have fifteen (15) days after receipt of such notice (but prior to the Maturity Date or the date fixed for redemption of this Note) to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Purchaser validly elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Purchaser elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering; and

(B)	the number determined by dividing the product of the Per Share Cost and:

1.	where the event giving rise to the application of this Section 4.5(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

7

2.

where the event giving rise to the application of this Section 4.5(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the trading price of the Shares on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Shares are listed for trading) (the “Current Market Price”) as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.5(b)(i)(B)(1), the number of Shares outstanding, or

(B)

in the case described in subparagraph 4.5(b)(i)(B)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.5(b)(i)(B)(2) had been issued, as at the end of the Rights Period.

(c)	Any Shares owned by or held for the account of the Company or any subsidiary (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(d)

If by the terms of the rights, options or warrants referred to in Section 4.5(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(1)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

(e)	To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.5(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Section 4.5(b), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

8

(f)	[Intentionally Omitted].

(g)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.5(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrowers shall give written notice to the Purchaser with respect thereto, and the Purchaser shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Purchaser elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Purchaser elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution (herein referred to as a “Special Distribution”), determined in the manner hereafter set out in Section 4.5(h). In this Section 4.5(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

(h)

In circumstances described in Section 4.5(g), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(1)	the numerator of which is:

(A)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(B)

the aggregate fair market value (as determined by action by the directors of the Company, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(2)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Company or any subsidiary (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

9

(i)	[Intentionally Omitted]

(j)	In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.5(a), Section 4.5(b), or Section 4.5(g) or hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Company determines to be appropriate on a basis consistent with the intent of this Section 4.5(b); provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4.5(j), such dispute will be conclusively determined by the auditors of the Borrowers or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company, acting reasonably, and any such determination will be binding on the Borrowers and the Purchaser.

(k)	The Borrowers will provide such auditors or accountants with access to all necessary records of the Borrowers. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.5(a), (b), (g) or (i)), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in 4.5(i) or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Purchaser, upon the exercising of the Optional Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Purchaser was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Purchaser would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Purchaser had been the registered holder of the number of Shares to which such Purchaser was theretofore entitled upon exercise of the Optional Conversion Right. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.5(b) with respect to the rights and interests thereafter of the Purchaser to the end that the provisions set forth in this Section 4.5(b) will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Optional Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Note approved by action by the directors of the Company, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(l)	In any case in which this Section 4.5(b) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Purchaser before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrowers shall deliver to the Purchaser an appropriate instrument evidencing the Purchaser’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Purchaser would, but for the provisions of this Section 4.5(l), have become the holder of such additional Shares pursuant to Section 4.5(b).

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(m)

 The adjustments provided for in this Section 4.5(b) are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.5(m) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Company makes an equivalent distribution to holders of Notes in respect of such Notes. No adjustment to the Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of Notes that have been surrendered for conversion, provided that holders converting their Notes shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

4.6 Legend; Transfer Restrictions

(a)

Any certificates or other evidence of ownership representing Shares issued upon conversion of this Note prior to the date that is four months and one day after the date of issue of this Note, and all certificates or other evidence of ownership issued in exchange or in substitution thereof shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●] [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF THE NOTE].”

provided that at any time subsequent to the date which is four months after the date of issue of this Note, any certificate or other evidence of ownership representing any such Shares may be respectively exchanged for a certificate or other evidence bearing no such legend.

(b)	The Note and the Shares to be issued upon conversion of this Note have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

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(c)	Any Shares issued upon conversion of Note in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates or DRS statements representing such Shares, as well as all certificates or DRS statements issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate or DRS statement, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and such Shares were acquired at a time when the Company is a “foreign issuer” as defined in Regulation S, the legends set forth above in this Section 4.6(c) may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Appendix “A” attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

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(d)	Notwithstanding any provision to the contrary contained herein, no Shares will be issued pursuant to the conversion of any Note if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates or DRS statements evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate or DRS statement, at that holder’s expense, provides the Company with evidence reasonably satisfactory in form and substance to the Company (which may include an opinion of legal counsel of recognized standing in form and substance reasonably satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate or DRS statement may thereafter be surrendered to the Company in exchange for a certificate or DRS statement which does not bear such legend.

ARTICLE 5

PREPAYMENT

5.1 No Early Redemption or Prepayment

Except pursuant to Sections 5.3 and 5.4, the Borrowers shall not be permitted to redeem or repay the Note prior to the Maturity Date without the prior written consent of the Holders holding more than fifty percent (50%) of the aggregate unpaid principal amount outstanding under the Notes.

5.2 Notice of Change of Control

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control, the Borrowers shall give written notice to the Purchaser of such Change of Control at least thirty (30) days or, with the prior written consent of the Purchaser, as soon as reasonably possible prior to the effective date of any such Change of Control (the “Change of Control Notice”) and another written notice on or as soon as reasonably practicable after the effective date of such Change of Control (the “Change of Control Closing Notice”).

5.3 Change of Control Prepayment or Conversion

Notwithstanding anything to the contrary herein, upon receipt of a Change of Control Notice with respect to a Change of Control, the Holder shall, in its sole discretion on or before the closing of the Change of Control, have the right to require the Borrowers to prepay all Obligations then outstanding under this Note in accordance with Section 5.4; provided that, notwithstanding anything to the contrary in Section 5.4, such prepayment may occur prior the first anniversary of the Closing Date, and the “Applicable Premium” (as defined in Section 5.4) applicable to such a Change of Control shall be five percent of the Principal Amount being repaid in connection therewith. For the avoidance of doubt, in connection with any Change of Control, the Holder may, in its sole discretion, elect to convert all or any portion of the Obligations hereunder in accordance with Section 4.1 and/or require the Borrowers to prepay all or any portion of such Obligations on or prior to the closing date of such Change of Control in accordance with this Section 5.3.

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5.4 Voluntary Prepayment

Subject to Section 5.3 and the rest of this Section 5.4, beginning on the first anniversary of the Closing Date, from time to time the Borrowers shall have the right to repay, in whole or in part, the then outstanding Principal Amount of this Note together with accrued and unpaid Interest and fees, plus the Applicable Premium. For purposes of this Note, “Applicable Premium” means, with respect to any prepayment occurring on or after the first anniversary of the Closing Date and before the second anniversary of the Closing Date, five percent (5%) of the Principal Amount being repaid, and thereafter, three percent (3%) of the Principal Amount being repaid. The Borrowers shall notify the Holder in writing of their intent to make prepayment under this Section 5.4 at least ninety (90) days (or such shorter time as is acceptable to the Holder in its sole discretion) prior to the proposed prepayment date, and such notice shall include the Principal Amount, interest, fees and Applicable Premium to be paid on such prepayment date. Such prepayment will be paid by wire transfer of immediately available funds to the account designated by the Holder. Notwithstanding anything to the contrary herein, the Applicable Premium shall not apply (or shall be deemed to be zero percent (0%)) with respect to prepayments made in connection with prepayments permitted under Section 4.2(h) or Section 8.3(j) of the Purchase Agreement (as in effect on the date hereof).

ARTICLE 6

SECURITY

6.1 As security for the Obligations under this Note, each Borrower shall grant to the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Borrower’s present and after acquired assets and property in which such Borrower has rights, of whatsoever nature or kind and wherever situated, save and except property specifically excluded in the Securities Purchase Agreement or any security or pledge agreement granted by such Borrower to the Collateral Agent, for the benefit of the Holder, which shall rank pari passu between and among the Holders (the “Security Interest”). The Security Interest shall be evidenced by one or more security or pledge agreements entered into between each Borrower and the Holder.

6.2 This Note is entitled to and shall have the benefit of a cross guarantee by each Borrower and a guaranty by each Subsidiary (collectively, the “Guarantors”), of all of the Obligations of the Borrowers to the Purchaser under or in connection with this Note in favour of the Purchaser dated as of the date of this Note (the “Guarantees”). As security for such Obligations under the Guarantees, each Guarantor shall grant in favour of the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Guarantor’s present and after acquired assets and property in which such Guarantor has rights, of whatsoever nature or kind and wherever situated, save and except property specifically excluded in the Securities Purchase Agreement or any security or pledge agreement granted by such Guarantor to the Collateral Agent, for the benefit of the Holder, which shall rank pari passu between and among the Holders. The security granted to the Collateral Agent, for the benefit of the Holder, by each of the Guarantors shall be evidenced by one or more security agreements entered into between the Guarantors and the Holder.

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ARTICLE 7

EVENTS OF DEFAULT

7.1 The occurrence of an “Event of Default” under the Securities Purchase Agreement shall constitute an event of default (“Event of Default”) hereunder.

7.2 Upon and during the continuation of an Event of Default, the Interest Rate shall increase by three percent (3%) per annum, and the Holder shall be entitled to all of the rights and remedies set forth in the Securities Purchase Agreement and available to it under applicable law.

ARTICLE 8

COVENANTS

8.1 Positive Covenants of the Company

So long as any Obligations remain unpaid, the Company shall perform the covenants and actions as set forth in, and in accordance with, the Securities Purchase Agreement.

8.2 Tax Treatment

For United States federal income tax purposes, the parties agree to treat the Notes as convertible debt instruments that are excepted from the contingent payment debt instrument rules of Treas. Reg. § 1.1275-4. The parties shall file all federal income tax returns and reports in a consistent manner unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

ARTICLE 9

GENERAL MATTERS

9.1 Amalgamation

The Borrowers acknowledge that if, to the extent permitted under the Securities Purchase Agreement, either Borrower amalgamates or merges with any other Person (a) the term “Company” or “U.S. Borrower”, where used herein shall extend to and include the applicable amalgamated or surviving Person, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of the Borrowers and the amalgamated Person. Notwithstanding Section 4.5, if this Note is outstanding as of the effective time of the PharmaCann Transaction, the Resulting Issuer (as defined in the Securities Purchase Agreement) shall become a “Borrower” (including to become jointly and severally liable for and receive the benefit of the rights and obligations of the Company) hereunder, and the US Borrower and the Company, upon request of the Holder, shall, and shall cause the Resulting Issuer to, execute such agreements, instruments or other documents as reasonably required in connection with becoming a Borrower hereunder.

9.2 No Modification or Waiver

No modification, variation or amendment of any provision of this Note shall be made without the prior written consent of Holders holding more than fifty percent (50%) of the aggregate unpaid principal amount outstanding under the Notes. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise.

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9.3 Entire Agreement

This Note together with the Securities Purchase Agreement and the other Operative Documents constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

9.4 Notice to the Company and the Holder

Any notice to be given to the Borrowers or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered in accordance with Section 11.6 of the Securities Purchase Agreement.

9.5 Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Borrowers shall issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Borrowers such evidence of such loss, theft or destruction as shall be satisfactory to the Borrowers in their discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Borrowers and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

9.6 Successors and Assigns

This Note shall inure to the benefit of the Holder and its successors and its permitted assigns and shall be binding upon the Borrowers and each of their successors and permitted assigns.

9.7 Assignment

No Party may assign its rights or benefits under this Note except that the Holder may assign all or any portion of its rights and benefits under this Note to any Person or Persons who may purchase all or part of this Note, subject to compliance with applicable securities laws and the Securities Purchase Agreement.

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9.8 Registered Obligations

The Borrowers shall keep a “register” in which the Borrowers shall provide for the recordation of the name and address of, and the amount of outstanding principal and interest owing to, the Holder or its permitted assignees. The entries in the register shall be conclusive evidence of the amounts due and owing to the Holder or its permitted assignees in the absence of manifest error. The Borrowers, the Holder, and its successors and assigns shall treat each Person whose name is recorded in the register pursuant to the terms hereof as the Holder for all purposes. Notwithstanding anything to the contrary contained in this Note, the Note is a registered obligation and the right, title and interest of the Holder and its assignees in and to this Note shall be transferable only upon notation of such transfer in the register. This Section 9.88 shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The register shall be available for inspection by the Holder and its successors and permitted assignees at from time to time upon reasonable prior notice to the Borrowers.

9.9 Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

9.10 Governing Law

THIS NOTE AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.11 Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable Law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding Obligations and refund to the Borrowers any further excess amount.

9.12 Time of Essence

Time shall be of the essence of this Note and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

9.13 Waiver

Each Borrower hereby waives presentment, notice of dishonor, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

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9.14 Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS NOTE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.15 Obligations Joint and Several

All obligations of the Borrowers under this Note are joint and several.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

MEDMEN ENTERPRISES INC.

Per:
Name:
Title:

MM CAN USA, INC.

Per:
Name:
Title:

ACCEPTED AND AGREED as of the date first written above by:

[________________]

Per:
Name:
Title:

APPENDIX “A”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Registrar and transfer agent for the shares of MedMen Enterprises Inc. (the “Issuer”)

The undersigned (A) acknowledges that the sale of the_______________Class B Subordinate Voting Share in the capital of the Issuer represented by certificate number , to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer (except solely by virtue of being an officer or director of the Issuer) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: ______________

Signature of Individual (if Seller is an individual)

Authorized signatory signature (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (print print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer __________(the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated ___________, 20   , with regard to the sale, for such Seller’s account, of___________Class B Subordinate Voting Shares (the “Securities”) of the Issuer represented by certificate number____________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	(no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

__________________________________

Name of Firm

Per:  _______________________________

Authorized Signatory

[End of Appendix “A”]

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